Exhibit 10.1

VENOCO, INC. 2008 EMPLOYEE STOCK PURCHASE PLAN

ARTICLE I

PURPOSE

The purpose of the Venoco, Inc. 2008 Employee Stock Purchase Plan (the “Plan”) is to encourage and facilitate stock ownership by Employees by providing an opportunity to purchase Common Stock through voluntary after-tax payroll deductions.  The Plan is intended to be a qualified “employee stock purchase plan” under Section 423 of the Code.

ARTICLE II

DEFINITIONS

2.1           Definitions. Whenever used herein, the following terms shall have the respective meanings set forth below.

(a)           “Applicable Exchange” means the New York Stock Exchange or such other securities exchange as may at the applicable time be the principal market for the Common Stock.

(b)           “Board” means the Board of Directors of the Company.

(c)           “Code” means the Internal Revenue Code of 1986, as amended, including, for these purposes, any regulations promulgated by the Internal Revenue Service with respect to the provisions of the Code (“Treasury Regulations”), and any successor thereto.

(d)           “Committee” means the Compensation Committee of the Board or such other committee of the Board as the Board shall designate.

(e)           “Common Stock” means the common stock, par value $0.01 per share, of the Company.

(f)            “Company” means Venoco, Inc., a Delaware corporation.

(g)           “Compensation” means, for the relevant period, (a) the total compensation paid in cash to an Employee by the Company, including salaries, wages, and overtime pay, plus (b) any pre-tax contributions made by such Employee under Section 401(k) or pursuant to a cafeteria plan described in Section 125 of the Code, or any similar plan, program or arrangement. “Compensation” shall exclude bonuses, incentive compensation, non-cash items or benefits received under employee benefit plans or arrangements, and any other amounts paid to the Employee that are specifically excluded by the Plan Administrator.

(h)           “Continuous Service” means the period of time, uninterrupted by a termination of employment, that an Employee has been employed by the Company immediately preceding an Offering Date.  Such period of time shall include any leave of absence approved by the Plan Administrator.

(i)            “Custodian” means the bank, trust company or other entity selected by the Plan Administrator to serve as the custodian under the Plan.

(j)            “Disability” means, with respect to an Employee, the inability of such Employee to perform the duties of his or her employment due to illness or disability for a period of at least 180 consecutive days, as determined by the Plan Administrator acting reasonably and in good faith based on the recommendations, if any, from such Employee’s physician or, at the option of the Plan Administrator, a physician selected by the Plan Administrator.

(k)           “Employee” means any individual designated as an employee of the Company on the payroll records thereof. Employee status shall be determined consistent with Treasury Regulation section 1.421-1(h), or its successor provision.

(l)            “Fair Market Value” means, if the Common Stock is listed on a national securities exchange as of a given date, the closing price for the Common Stock on such date on the Applicable Exchange, or if shares of Common Stock were not traded on the Applicable Exchange on such measurement date, then on the next preceding date on which such shares were traded, all as reported by such source as the Plan Administrator may select. If the Common Stock is not listed on a national securities exchange, Fair Market Value shall be determined by the Plan Administrator in its good faith discretion.

(m)          “Individual Account” means a separate account maintained by the Custodian for each Employee participating under Article V hereof.

(n)           “Manager” means one or more employees of the Company (including the head of Human Resources) selected by the Plan Administrator to assist with the administration of the Plan, as described in Article III.

(o)           “Offering” means the grant of Purchase Rights to purchase shares of Common Stock under the Plan to eligible Employees.

(p)           “Offering Date” has the meaning given such term in Section 5.2.

(q)           “Offering Period” has the meaning given such term in Section 5.2.

(r)            “Payroll Contributions” means an Employee’s after-tax contributions of Compensation by payroll deduction pursuant to Section 5.4, and authorized by the Employee pursuant to Sections 5.3.

(s)           “Plan” means this Venoco, Inc. 2008 Employee Stock Purchase Plan, as may be amended from time to time as provided herein.

(t)            “Plan Administrator” means a committee comprised solely of employees of the Company selected by the Board or the Committee; provided that the initial committee shall be comprised of the Chief Financial Officer, the President, the head of Human Resources and the General Counsel of the Company.  References to “Plan Administrator” shall include the Plan Administrator’s designees or delegees (under a delegation authorized by Article III), but solely to the extent of the delegated authority and unless the context requires otherwise.

(u)           “Purchase Date” means one or more dates during an Offering established by the Plan Administrator on which Purchase Rights shall be exercised as described in Section 5.5.

(v)           “Purchase Period” means a period of time specified within an Offering beginning on the Offering Date or on the next day following a Purchase Date within an Offering and ending on a Purchase Date.  An Offering may consist of one or more Purchase Periods.  The Purchase Periods shall initially be of one (1) month duration.

(w)          “Purchase Price” has the meaning set forth in Section 5.6.

(x)            “Purchase Right” means an option to purchase shares of Common Stock granted pursuant to the Plan.

(y)           “Terminating Event” means a participating Employee’s termination of employment with the Company for any reason or any other event that causes such Employee to no longer meet the requirements of Article IV;  provided, however, that, for purposes of the Plan, an individual’s employment relationship is considered to be intact while such individual is on any leave of absence approved by the Plan Administrator; provided further, however, that if such period of leave of absence exceeds ninety (90) days, and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the ninety-first (91st) day of such leave.

(z)            “Trading Day” means any day on which the Applicable Exchange is open for trading.

ARTICLE III

ADMINISTRATION

The Plan shall be administered by the Plan Administrator. The Plan Administrator shall have all authority that may be necessary or helpful to enable it to discharge its responsibilities with respect to the Plan. Without limiting the generality of the foregoing sentences of this Article III, subject to the express provisions of the Plan, the Plan Administrator shall have full and exclusive discretionary authority to interpret and construe any and all provisions of the Plan and any agreements, forms, and instruments relating to the Plan; prescribe the forms of all agreements, forms, and instruments relating to the Plan; determine eligibility to participate in the Plan; adopt rules and regulations for administering the Plan; adjudicate and determine all disputes arising under or in connection with the Plan; determine whether a particular item is included in “Compensation;” and make all other determinations deemed necessary or advisable for administering the Plan.  Decisions, actions and determinations by the Plan Administrator with respect to the Plan or any agreement, form or instrument relating to the Plan shall be final, conclusive and binding on all parties. Subject to applicable laws, rules, and regulations, the Plan Administrator may, in its discretion, from time to time, delegate all or any part of its responsibilities and powers under the Plan to one or more employees of the Company (including the head of Human Resources) (the “Manager”), and revoke any such delegation.  Notwithstanding the foregoing, the Board or the Committee, in its absolute discretion, may at any time and from time to time exercise any and all rights, duties and responsibilities of the Plan Administrator under the Plan, including, but not limited to, establishing procedures to be followed by the Plan Administrator.

ARTICLE IV

ELIGIBILITY

                Except as otherwise provided herein, any Employee who on an Offering Date has completed at  least three months of Continuous Service may become a participant in the Plan; provided, however, that no Employee may participate in the Plan if (i) such Employee, immediately after an Offering Date, would be deemed for purposes of Section 423(b)(3) of the Code to possess five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company, or (ii) such Employee, as of the Offering Date, is a “highly compensated employee” (within the meaning of Section 414(q) of the Code) if such Employee is also subject to the disclosure requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended.

ARTICLE V

STOCK PURCHASES

5.1           Stock to Be Issued. Subject to the provisions of Section 9.5, the number of shares of Common Stock that may be issued under the Plan shall not exceed 1,500,000 shares. The shares to be delivered to Employees, or their beneficiaries, under the Plan may consist, in whole or in part, of authorized but unissued shares, not reserved for any other purpose, or shares acquired by the Custodian for purposes of the Plan in the market or otherwise.  If Purchase Rights granted under the Plan shall for any reason terminate without having been exercised, the shares of Common Stock not purchased under such Purchase Right shall again become available for issuance under the Plan.

5.2           Offering. The Plan shall be implemented by offerings (individually, an “Offering”) of six (6) months duration (the “Offering Period”) and consisting of one or more Purchase Periods; provided, however, that the first Offering Period shall be five (5) months, commencing on February 1, 2009 and ending on June 30, 2009.  Subsequent Offerings shall commence on each January 1 and July 1 thereafter until the Plan terminates. The first day of an Offering Period shall be the “Offering Date” for such Offering Period. In the event the Offering Date is not a Trading Day, the Offering Date shall instead be the first Trading Day after such day. Notwithstanding the foregoing provisions of this Section 5.2, prior to the commencement of an Offering, the Plan Administrator may establish an Offering Date and/or Offering Period duration of such Offering that differs from those set forth above in this Section 5.2, provided that the duration of an Offering Period may not exceed twenty-seven (27) months from the Offering Date (or the expiration of such other applicable period specified under Section 423(b)(7) of the Code or any successor provision of the Code thereto).  Each Offering shall comply with the requirement of Section 423(b)(5) of the Code that all Employees granted Purchase Rights shall have the same rights and privileges.

5.3           Participation. An Employee who meets the requirements of Article IV may participate in an Offering by completing enrollment in the form or manner prescribed by the Plan Administrator not later than the close of business for the Company on the last business day before the Offering Date of such Offering, or such earlier time as the Plan Administrator may prescribe with respect to Employees generally, and by satisfying such other conditions or restrictions as the Plan Administrator shall establish in accordance with the Plan. The Employees who elect to participate in the Plan shall at the time of such election authorize a payroll deduction from the Employee’s Compensation to be made as of any future payroll period, in accordance with Section 5.4.  Any such election to authorize payroll deductions shall be effective commencing on the first Offering Date immediately following completion of enrollment in the manner prescribed by the Plan Administrator.

5.4           Employee Contributions. An Individual Account shall be established for each participating Employee to which shall be credited the amount of any Payroll Contributions, and the number of full shares of Common Stock that are purchased by such Employee pursuant to the terms of the Plan. An Employee may authorize Payroll Contributions of at least one percent (1%) but not more than ten percent (10%) of his or her Compensation; provided, however, that an Employee shall not be permitted to purchase during any one calendar year Common Stock pursuant to the Plan (and under any other employee stock purchase plan of the Company which is intended to qualify under Section 423 of the Code) at a rate which exceeds $25,000 in Fair Market Value, determined as of the applicable Offering Dates (or such other amount as may be adjusted from time to time under applicable provisions of the Code).  Except as provided in Section 5.7, if an Employee has a Terminating Event, (i) such Employee may not make further Payroll Contributions, and (ii) his or her right to purchase shares of Common Stock in the then-current Offering Period shall terminate, and any amount of cash then credited to his or her Individual Account shall be returned to the Employee or his or her designated beneficiary pursuant to the Plan, as applicable, as soon as practical thereafter. No interest shall accrue on amounts credited to any Individual Account or distributed to any Employee or designated beneficiary pursuant to the Plan.

5.5           Purchase of Shares.  The Plan Administrator shall establish one (1) or more Purchase Dates during an Offering.  The initial Purchase Dates shall be the last trading day of each calendar month during an Offering Period. Unless a participating Employee requests a withdrawal of the cash balance in the Employee’s Individual Account prior to a Purchase Date, the cash balance in such Individual Account on each Purchase Date shall be used to purchase the maximum number of whole shares of Common Stock that may be purchased using such cash balance at the Purchase Price. Any Payroll Contributions accumulated in an Employee’s Individual Account that are not sufficient to purchase a full share shall be retained in such account for any subsequent Purchase Date or Offering Period, subject to earlier withdrawal by the Employee as provided in Article VI. Any other monies remaining in an Employee’s Individual Account after the Purchase Date shall be returned to the Employee or his or her beneficiary (as applicable) in cash, without interest, as soon as practical thereafter. If the number of shares of Common Stock that Plan participants become entitled to purchase under the Plan is greater than the shares of Common Stock remaining available under the Plan, the available shares of Common Stock shall be allocated by the Plan Administrator among such participants in such manner as the Plan Administrator determines is fair and equitable, in its good faith discretion.

5.6           Purchase Price. The purchase price per share of Common Stock (the “Purchase Price”) to be paid by each participating Employee in a given Offering shall be an amount (rounded to the nearest cent) equal to ninety-five percent (95%) of the Fair Market Value of a share of Common Stock on the Purchase Date.

5.7           Change in Employment Status Due to Death, or Disability. Upon a Terminating Event resulting from the participating Employee’s death or Disability, the Employee, or, in the case of death, the Employee’s beneficiary (as defined in Section 9.4) shall have the right to elect, by written notice given to the Plan Administrator prior to the next following Purchase Date:

(a)           to withdraw all of the cash (without interest) and Common Stock credited to such Employee’s Individual Account under the Plan, or

(b)           to purchase the number of full shares of Common Stock which the balance in the Employee’s Individual Account will purchase at the Purchase Date next following the date of such Employee’s Terminating Event; provided that such Purchase Date is no later than ninety (90) days after such Employee’s Terminating Event.

If the Plan Administrator does not receive written notice of the election pursuant to this Section 5.7 at least ten (10) days prior to the first Purchase Date following the Employee’s Terminating Event, the Employee or beneficiary, as the case may be, shall be treated as having elected to withdraw the amount credited to the Employee’s Individual Account.

5.8           Use of Proceeds.  Proceeds from the sale of shares of Common Stock pursuant to Purchase Rights shall constitute general funds of the Company.

ARTICLE VI

DEDUCTION CHANGES; PLAN WITHDRAWALS

6.1           Deduction Changes. Once an Employee has authorized Payroll Contributions for an Offering Period, the Employee may change the selected rate of Payroll Contributions by written notice to the Plan Administrator.  Any such change shall be given effect as soon as administratively practicable after the date such notice is received by the Plan Administrator, but not earlier than the commencement of the immediately following Purchase Period. The Plan Administrator may, in its discretion, in a fair and equitable manner, limit the number of Employees who change their selected rate of Payroll Contributions during any Offering Period. Unless the Plan Administrator otherwise determines, if an Employee ceases to make Payroll Contributions during an Offering Period at any time prior to a Terminating Event, any cash balance then held in the Employee’s Individual Account shall automatically be distributed to such Employee as soon as practical after the effective date of such cessation. The Plan Administrator may decrease an Employee’s rate of Payroll Contributions, but not below zero percent, at any time during an Offering Period to the extent necessary to comply with Section 423(b)(8) of the Code or Section 5.4 of the Plan.

6.2           Withdrawals During Employment. An Employee may at any time (subject to such notice requirements as the Plan Administrator may prescribe), and for any reason, cease participation in the Plan and withdraw all or any portion of the Common Stock and cash, if any, in his or her Individual Account pursuant to Article VIII. The Employee may thereafter recommence participation in any succeeding Offering Period following completion of a new enrollment pursuant to Section 5.3.

ARTICLE VII

EVIDENCE OF SHARE OWNERSHIP

Unless and until distributed to an Employee (i) at the Employee’s request, (ii) at the discretion of the Plan Administrator or (iii) in connection with the Employee’s Terminating Event, all shares of Common Stock acquired pursuant to the Plan shall be held by the Custodian. While maintained by the Custodian, all shares of Common Stock shall be registered in book entry form and/or held in the name of the Custodian or its nominee, or in street name. The Company shall cause shares of Common Stock to be registered in the name of an Employee who is to receive a distribution of shares pursuant to Article VIII as soon as practical following the event giving rise to such distribution under such Article VIII. Unless, and solely to the extent that, the Plan Administrator shall adopt procedures to permit exceptions to this requirement, such shares of Common Stock issued under the Plan may be registered only in the name of the Employee.

ARTICLE VIII

WITHDRAWALS AND DISTRIBUTIONS

All or a portion of the Common Stock allocated to an Employee’s Individual Account may be withdrawn by such Employee or his or her beneficiary under Section 9.4 at any time. Except as otherwise provided in Section 5.7, upon a Terminating Event or termination of the Plan under Section 9.6, all monies remaining in the Employee’s Individual Account shall be distributed to the Employee or his or her beneficiary (as applicable) in cash (without interest), and all shares of Common Stock held in the Employee’s Individual Account shall be distributed to the Employee or his or her beneficiary (as applicable) as soon as practical thereafter. All fractional shares (if any) shall be paid in cash based on the average sale price of such shares sold on behalf of Employees and their beneficiaries on the day of such sales.

ARTICLE IX

MISCELLANEOUS PROVISIONS

9.1           Withholding. The Company shall have the right and power to deduct from all payments or distributions hereunder, or require an Employee or beneficiary to remit promptly upon notification of the amount due, an amount (which may, if permitted by the Plan

Administrator, include shares of Common Stock) to satisfy any federal, state, local or foreign taxes or other obligations required by law to be withheld with respect to any purchase of shares of Common Stock hereunder or any disposition of such shares. The Company may defer delivery of Common Stock until such withholding requirements are satisfied. The Plan Administrator may, in its discretion, permit an Employee or beneficiary to elect, subject to such conditions as the Plan Administrator shall impose, to have a number of whole (or, at the discretion of the Plan Administrator, whole and fractional) shares of Common Stock otherwise issuable under the Plan withheld that, based on their Fair Market Value on the date immediately preceding the date of exercise, is a sufficient number, but not more than is required, to satisfy the withholding tax obligations.

9.2           Rights Not Transferable. No rights under the Plan may be alienated, including but not limited to sold, transferred, pledged, assigned, or otherwise hypothecated, other than by will or by the laws of descent and distribution, and any attempt to alienate in violation of this Section 9.2 shall be null and void. Rights under the Plan are exercisable during an Employee’s lifetime only by such Employee.

9.3           Employee Interest. An Employee shall have no interest as a stockholder of the Company, including voting or dividend rights, by virtue of the Employee’s participation in the Plan until the date shares of Common Stock are purchased by such Employee in accordance with the Plan.

9.4           Designation of Beneficiary. Each participating Employee may file a written designation of a beneficiary who is to receive any shares of Common Stock and/or cash under the Plan following the Employee’s death. Each designation made hereunder shall revoke all prior designations by the same Employee with respect to all of the Employee’s unpaid benefits under the Plan (including, solely for purposes of the Plan, any deemed designation prescribed by rules established by the Plan Administrator), shall be in a form and submitted in a manner prescribed by the Plan Administrator, and shall be effective only when received by the Plan Administrator in writing (or electronic equivalent recognized by the Plan Administrator) during the Employee’s lifetime. In the absence of any such effective designation (including a deemed designation), benefits remaining unpaid at the Employee’s death shall be paid to or exercised by the Employee’s surviving spouse, if any, or otherwise to or by the Employee’s estate. Upon the death of a participating Employee and upon receipt by the Plan Administrator of proof of identity and existence at the participating Employee’s death of a beneficiary validly designated by the Employee under the Plan, the Plan Administrator shall deliver to such beneficiary any shares of Common Stock and/or cash credited to the deceased Employee’s Individual Account. No beneficiary shall, prior to the death of a participating Employee by whom the beneficiary has been designated, acquire any interest in any Common Stock or cash credited to a participating Employee under the Plan.

9.5           Adjustments Due to Change in Capitalization. In the event of a stock dividend, stock split, reverse stock split, share combination, or recapitalization or similar event affecting the capital structure of the Company, or a merger, amalgamation, consolidation, acquisition of property or shares, separation, spinoff, other distribution of stock or property (including any extraordinary cash or stock dividend), reorganization, stock rights offering, or liquidation or similar event affecting the Company, (i) Common Stock credited to each Employee’s Individual

Account shall be adjusted by the Plan Administrator in the same manner as all other outstanding shares of Common Stock in connection with such event, (ii) the Plan Administrator shall determine the kind of shares which may be acquired under the Plan after such event, and (iii) the aggregate number of shares of Common Stock available for grant under Section 5.1 or subject to outstanding Purchase Rights under the Plan and the respective Purchase Prices applicable to outstanding Offerings shall be appropriately adjusted by the Plan Administrator, in its discretion, and the determination of the Plan Administrator shall be conclusive. Except as otherwise determined by the Plan Administrator, a merger or a similar reorganization in which the Company does not survive, a liquidation or distribution of all or substantially all of the assets of the Company, or a sale of all or substantially all of the assets of the Company, shall cause the Plan to terminate and all Common Stock and cash, if any, in the Individual Accounts of participating Employees shall be distributed to each Employee pursuant to Article VIII as soon as practical unless any surviving entity agrees to assume the obligations hereunder.

9.6           Amendment or Termination of the Plan. The Board or the Committee may, at any time, amend, modify, suspend, or terminate the Plan, in whole or in part, without notice to or the consent of any Plan participant or Employee to the extent permissible under applicable law; provided,  however, that any amendment which would (i) increase the number of shares available for issuance under the Plan; (ii) lower the minimum Purchase Price under the Plan; (iii) change the individual award limits; (iv) change the class of employees eligible to participate in the Plan; or (v) otherwise require stockholder action under any applicable law, regulation or rule, shall be subject to the approval of the Company’s stockholders. No amendment, modification, or termination of the Plan shall materially adversely affect the previously accrued rights of any Employee under the Plan with respect to any Offering Period then in progress or previously completed without the consent of the Employee, except that upon a termination of the Plan the Offering Period may be ended and unexercised Purchase Rights under the Plan may be cancelled or exercised, in the Board’s or the Committee’s discretion. Upon termination of the Plan, all Common Stock and cash, if any, in the Individual Accounts of participating Employees shall be distributed to each Employee pursuant to Article VIII as soon as practical thereafter. The Board or the Committee may at any time terminate an Offering Period then in progress and provide, in its discretion, that Employees’ then outstanding Individual Account cash balances shall be used to purchase shares of Common Stock pursuant to Article V or distributed to the applicable Employees pursuant to Article VIII.

9.7           Custodial Arrangement. All cash and Common Stock allocated to an Employee’s Individual Account under the Plan shall be held by the Custodian in its capacity as a custodian for the Employee with respect to such cash and Common Stock. Nothing contained in the Plan, and no action taken pursuant to the Plan, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company (including its officers, the Plan Administrator, the Board or the Committee), the Custodian and any Employee (including the Employee’s beneficiaries), or any other person or entity.

9.8           No Constraint on Corporate Action. Nothing contained in the Plan shall be construed to prevent the Company, or any other affiliate, from taking any corporate action (including, but not limited to, the Company’s right or power to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets) which is deemed by it to be appropriate, or in its best interest, whether or not such action would have an adverse effect on this Plan, or any rights awarded Employees under the Plan. No Employee, beneficiary, or other person, shall have any claim against the Company or any of its other affiliates as a result of any such action.

9.9           Conditions Upon Issuance of Shares.

(a)           The granting of rights to Employees under the Plan and the issuance of shares of Common Stock under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

(b)           If at any time the Plan Administrator shall determine, in its discretion, that the listing, registration and/or qualification of shares of Common Stock upon any securities exchange or under any state, federal or foreign law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the sale or purchase of such shares hereunder, the Company shall have no obligation to allow the purchase of shares of Common Stock, or to issue or deliver evidence of title for shares issued under the Plan, in whole or in part, unless and until such listing, registration, qualification, consent and/or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Plan Administrator.

(c)           If at any time counsel to the Company shall be of the opinion that any sale or delivery of shares of Common Stock pursuant to the Plan is or may be in the circumstances unlawful or result in the imposition of excise taxes on the Company under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act of 1933, as amended, or otherwise with respect to shares of Common Stock or Purchase Rights under the Plan, and the right to exercise any such Purchase Right shall be suspended until, in the opinion of such counsel, such sale or delivery shall be lawful or will not result in the imposition of excise taxes on the Company.

(d)           The Plan Administrator may require each person receiving shares of Common Stock in connection with any purchase under the Plan to represent and agree with the Company in writing that such person is acquiring such shares for investment without a view to the distribution thereof, and/or provide such other representations and agreements as the Plan Administrator may prescribe. The Plan Administrator, in its absolute discretion, may impose such restrictions on the ownership and transferability of the shares of Common Stock purchasable or otherwise receivable by any person under the Plan as it deems appropriate. Any certificates evidencing such shares may include any legend that the Plan Administrator deems appropriate to reflect any such restrictions.

9.10         Participants Deemed to Accept Plan. By accepting any benefit under the Plan, each Employee and each person claiming under or through any such Employee shall be conclusively treated as having indicated their acceptance and ratification of, and consent to, all of the terms and conditions of the Plan and any action taken under the Plan by the Plan

Administrator, the Manager, the Board, the Committee or the Company, in accordance with the terms and conditions of the Plan.

9.11         Rights of Participants.

(a)           Rights or Claims. No person shall have any rights or claims under the Plan except in accordance with the provisions of the Plan and any applicable agreement thereunder. The liability of the Company under the Plan is limited to the obligations expressly set forth in the Plan, and no term or provision of the Plan may be construed to impose any further or additional duties, obligations, or costs on the Company or any other affiliate thereof or the Plan Administrator, the Board or the Committee not expressly set forth in the Plan. The grant of any Purchase Right under the Plan shall not confer any rights upon the Employee holding such right other than such terms, and subject to such conditions, as are specified in the Plan.  Nothing contained in this Plan shall obligate the Company to continue an Employee’s employment with the Company or interfere with the Company’s right to terminate an Employee’s employment at any time or for any reason.

(b)           Purchase Rights. Notwithstanding any other provision of the Plan, an Employee’s right or entitlement to purchase any shares of Common Stock under the Plan shall only result from continued employment with an Employer.

(c)           No Effects on Benefits. Compensation received by an Employee under the Plan is not part of such Employee’s normal or expected compensation or salary for any purpose, including calculating other employee benefits under any laws, plans, policies, programs, contracts, arrangements or otherwise. No claim or entitlement to compensation or damages arises from the termination of the Plan or diminution in value of any shares of Common Stock that may be or are purchased or otherwise received under the Plan.

(d)           No Effect on Other Plans. Neither the adoption of the Plan nor anything contained herein shall affect any other compensation or incentive plans or arrangements of the Company, or prevent or limit the right of the Company to establish any other forms of incentives or compensation for its employees or grant or assume options or other rights otherwise than under the Plan.

9.12         Term of Plan. Following adoption of the Plan by the Board, the Plan shall become effective on February 1, 2009, subject to approval by the stockholders of the Company who are present and represented at a special or annual meeting of stockholders where a quorum is present, which approval occurs not earlier than one (1) year before, and not later than one (1) year after, the date the Plan is adopted by the Board.  If such approval does not occur prior to February 1, 2010, the Plan shall be void and of no effect. The Plan shall terminate on the earlier of (i) the termination of the Plan pursuant to Section 9.6, and (ii) when no more shares are available for issuance pursuant to the Plan.

9.13         Governing Law. The Plan shall be governed by the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction. Employees who participate in the Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of the State of Colorado, to resolve any and all issues that may arise out of or relate to the Plan or any related agreement.

9.14         Administration Costs. The Company shall bear all costs and expenses incurred in administering the Plan, including expenses of issuing shares of Common Stock pursuant to the Plan.

9.15         Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

9.16         Headings. The headings and captions appearing herein are inserted only as a matter of convenience. They do not define, limit, construe, or describe the scope or intent of the provisions of the Plan.